Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance
ALERE INC. ANNOUNCES
SECOND QUARTER 2011 RESULTS

WALTHAM, MA...July 27, 2011...Alere Inc. (NYSE: ALR), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health management, today announced its financial results for the quarter ended June 30, 2011.
Financial results for the second quarter of 2011:
•	Net revenue of $567.2 million for the second quarter of 2011, compared to $523.0 million for the second quarter of 2010.

•	Product and services revenues from our Professional Diagnostics segment were $404.2 million in the second quarter of 2011, compared to $343.6 million in the second quarter of 2010. Recent professional diagnostics acquisitions contributed $21.1 million of incremental net revenue compared to the second quarter of 2010.

•	North American influenza sales increased to $2.3 million for the second quarter of 2011, from $0.6 million for the second quarter of 2010.

•	Excluding the impact of the change in North American influenza revenues, currency adjusted organic growth in our Professional Diagnostics segment was 7.0%.

•	Adjusted cash-basis gross margins were 54.9% for the second quarter of 2011, compared to 56.1% for the second quarter of 2010 and 55.8% in the first quarter of 2011. Adjusted cash-basis gross margins from products and services in our Professional Diagnostics segment were 58.6% in the second quarter of 2011, compared to 59.4% in the second quarter of 2010 and 59.6% in the first quarter of 2011.

•	Product and services revenues from our Health Management segment were $135.6 million in the second quarter of 2011, compared to $149.8 million in the second quarter of 2010 and $143.1 million in the first quarter of 2011. The decline in revenues from the first quarter of 2011 was driven by seasonality and the impact of reduced state government spending levels which affected our wellness business and the loss of revenues related to the administration of a drug therapy due to an FDA labeling decision which adversely impacted the women’s and children’s portion of our business. Additionally, our Alere Home Monitoring business was impacted by a change in billing guidance from the Centers for Medicare and Medicaid Services which resulted in the deferral of revenues which would otherwise have been recognized during the quarter.

•	Adjusted cash-basis gross margins from our Health Management segment were 48.4% in the second quarter of 2011, compared to 52.4% in the second quarter of 2010 and 49.0% in the first quarter of 2011.

•	GAAP net loss of $4.7 million attributable to common stockholders of Alere Inc., and respective net loss per common share of $0.05, for the second quarter of 2011, compared to GAAP net loss of $8.3 million attributable to common stockholders of Alere Inc., and respective net loss per common share of $0.10, for the second quarter of 2010.

•	Adjusted cash-basis net income per diluted common share of $0.46 for the second quarter of 2011, compared to adjusted cash-basis net income per diluted common share of $0.57, for the second quarter of 2010.

•	Adjusted free cash flow for the quarter was $32.7 million, reflecting adjusted cash flow from operations of $71.3 million, offset by capital expenditures of $38.7 million.

•	Principally as a consequence of lower than expected results from our Health Management segment during the quarter and our expectation that certain of the issues which impacted this segment’s performance in the second quarter will persist for the balance of the year, we are revising our full year 2011 adjusted cash-basis net income per diluted share guidance to a range of $2.50 to $2.60.
The Company’s GAAP results for the second quarter of 2011 include amortization of $81.2 million, $10.5 million of restructuring charges, $6.2 million of stock-based compensation expense, $1.4 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, $29.9 million of interest expense associated with fees paid for modification of certain debt agreements and the termination of our senior secured credit facility and a related interest rate swap agreement, offset by $7.2 million of income recorded for fair value adjustments to acquisition-related contingent consideration obligations. The Company’s GAAP results for the second quarter of 2010 include amortization of $74.1 million, $7.1 million of restructuring charges, $8.1 million of stock-based compensation expense, a $2.8 million charge associated with the write-up to fair market value of inventory acquired in connection with the acquisition of Standard Diagnostics, Inc., $2.0 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, offset by $3.8 million of income recorded for fair value adjustments to acquisition-related contingent consideration obligations and a $1.3 million, net of tax, allocation of certain of the aforementioned charges to non-controlling stockholders. These amounts, net of tax, have been excluded from the adjusted cash-basis net income per diluted common share attributable to Alere Inc. for the respective quarters.
A detailed reconciliation of the Company’s adjusted cash-basis net income, which is a non-GAAP financial measure, to net income under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.
The Company will host a conference call beginning at 8:30 a.m. (Eastern Time) today, July 27, 2011, to discuss these results, as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call may be accessed by dialing (800) 860-2442 (domestic) or (412) 858-4600 (international) and asking for Alere Inc. A webcast of the call can also be accessed via the Alere website at www.alere.com/ic, or directly through the following link: http://www.videonewswire.com/event.asp?id=81148.
A replay of the call will be available approximately four hours after the conclusion of the call and will remain available for a period of seven days following the call. The replay may be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering replay code 10002372. The replay will also be available via online webcast at http://www.videonewswire.com/event.asp?id=81148 or via the Alere website at www.alere.com/ic for a period of 60 days following the call.
Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Alere website (www.alere.com/ic) under the Earnings Calls and Releases section shortly before the conference call begins and will continue to be available on this website.
For more information about Alere, please visit our website at http://www.alere.com.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Alere enables individuals to take charge of improving their health and quality of life at home. Alere’s global leading products and services, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Alere is headquartered in Waltham, Massachusetts.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our expected full year 2011 adjusted cash-basis net income per diluted share. Such forward-looking statements are estimates reflecting management’s best judgment based upon current information and involve a number of risks and uncertainties. Actual results and the timing of certain events could differ materially from those projected or contemplated by the forward-looking statements due to numerous factors, including without limitation, changes in global economic conditions or in the global financial markets, including the credit markets, which impact our plans and operations and those of our suppliers and customers; our exposure to changes in interest rates and foreign currency exchange rates; our ability to successfully develop and commercialize products; the market acceptance of our products; continued acceptance of health management services by payors, providers and patients; our ability to develop enhanced health management programs through the integrated use of innovative diagnostic and monitoring devices and to recognize the expected benefits of this strategy; the effects of legislative changes, including US healthcare reform legislation, and the content and timing of decisions by regulatory authorities both in the United States and abroad; the effect of pending and future legal proceedings on our financial performance and the risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission, including our Form 10-K, as amended, for the year ended December 31, 2010, as well as in our Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements contained herein.
Source: Alere Inc.

Alere Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended June 30, 2011						Three Months Ended June 30, 2010
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash				Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)
Net product sales and services revenue	$562,380		$—		$562,380		$516,880		$—		$516,880
License and royalty revenue	4,805		—		4,805		6,080		—		6,080

Net revenue	567,185		—		567,185		522,960		—		522,960
Cost of net revenue	274,457		(18,541)	(b) (c) (d)	255,916		250,962		(21,359)	(b) (c) (d) (e)	229,603

Gross profit	292,728		18,541		311,269		271,998		21,359		293,357

Gross margin	52%				55%		52%				56%

Operating expenses:
Research and development	41,348		(9,016)	(b) (c) (d)	32,332		32,760		(3,002)	(b) (c) (d)	29,758
Selling, general and administrative	235,226		(64,093)	(b) (c) (d) (f) (g)	171,133		217,180		(64,820)	(b) (c) (d) (f) (g)	152,360

Total operating expenses	276,574		(73,109)		203,465		249,940		(67,822)		182,118

Operating income	16,154		91,650		107,804		22,058		89,181		111,239
Interest and other income (expense), net	(68,125)		29,966	(c) (h)	(38,159)		(29,494)		265	(c) (f)	(29,229)

Income (loss) from continuing operations before provision (benefit) for income taxes	(51,971)		121,616		69,645		(7,436)		89,446		82,010
Provision (benefit) for income taxes	(42,736)		65,844	(k)	23,108		(1,243)		29,411	(k)	28,168

Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	(9,235)		55,772		46,537		(6,193)		60,035		53,842
Equity earnings (losses) of unconsolidated entities, net of tax	(207)		360	(b) (c)	153		4,217		844	(b) (c)	5,061

Income (loss) from continuing operations	(9,442)		56,132		46,690		(1,976)		60,879		58,903
Income (loss) from discontinued operations, net of tax	—		—		—		(35)		1		(34)

Net income (loss)	(9,442)		56,132		46,690		(2,011)		60,880		58,869
Less: Net income (loss) attributable to non-controlling interests, net of tax	(40)		26	(i)	(14)		343		1,324	(i) (j)	1,667

Net income (loss) attributable to Alere Inc. and Subsidiaries	$(9,402)		$56,106		$46,704		$(2,354)		$59,556		$57,202

Preferred stock dividends	$(5,515)		$—		$(5,515)		$(5,984)		$—		$(5,984)
Preferred stock repurchase	$10,248		$(10,248)	(o)	$—		$—		$—		$—

Net income (loss) available to common stockholders	$(4,669)				$41,189		$(8,338)				$51,218

Basic net income (loss) per common share attributable to Alere Inc. and Subsidiaries:
Basic income (loss) per common share from continuing operations	$(0.05)				$0.48		$(0.10)				$0.61
Basic income (loss) per common share from discontinued operations	$—				$—		$—				$—

Basic net income (loss) per common share	$(0.05)				$0.48		$(0.10)				$0.61

Diluted net income (loss) per common share attributable to Alere Inc. and Subsidiaries:
Diluted income (loss) per common share from continuing operations	$(0.05)	(l)			$0.46	(m)	$(0.10)	(l)			$0.57	(n)
Diluted income (loss) per common share from discontinued operations	$—	(l)			$—	(m)	$—	(l)			$—	(n)

Diluted net income (loss) per common share	$(0.05)	(l)			$0.46	(m)	$(0.10)	(l)			$0.57	(n)

Weighted average common shares — basic	85,703				85,703		84,193				84,193

Weighted average common shares — diluted	85,703	(l)			90,754	(m)	84,193	(l)			101,298	(n)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $81.2 million and $74.1 million in the second quarter of 2011 and 2010 GAAP results, respectively, including $17.3 million and $15.7 million charged to cost of sales, $7.4 million and $1.2 million charged to research and development, $56.3 million and $57.0 million charged to selling, general and administrative, with $0.2 million and $0.2 million charged through equity earnings of unconsolidated entities, net of tax during each of the respective quarters.

(c)	Restructuring charges associated with the decision to close facilities of $10.5 million and $7.1 million for the second quarter of 2011 and 2010 GAAP results, respectively. The $10.5 million charge for the second quarter of 2011 included $0.8 million charged to cost of sales, $0.4 million charged to research and development, $9.1 million charged to selling, general and administrative expense, $0.1 million charged to interest expense and $0.1 million charged through equity earnings of unconsolidated entities, net of tax. The $7.1 million charge for the second quarter of 2010 included $2.4 million charged to cost of sales, $0.3 million charged to research and development, $3.5 million charged to selling, general and administrative expense, $0.2 million charged to interest expense and $0.7 million charged through equity earnings of unconsolidated entities, net of tax.

(d)	Compensation costs of $6.2 million and $8.1 million associated with stock-based compensation expense for the second quarter of 2011 and 2010 GAAP results, respectively, including $0.4 million and $0.4 million charged to cost of sales, $1.2 million and $1.5 million charged to research and development and $4.6 million and $6.2 million charged to selling, general and administrative, in the respective periods.

(e)	A write-off in the amount of $2.8 million during the second quarter of 2010, relating to inventory write-ups recorded in connection with the acquisition of Standard Diagnostics, Inc. during the first quarter of 2010. (See also footnote j below.)

(f)	Acquisition-related costs in the amount of $1.4 million and $2.0 million in the second quarter of 2011 and 2010 GAAP results, respectively, recorded in connection with ASC 805, Business Combinations. The $2.0 million of acquisition-related costs recorded during the second quarter of 2010 included $1.9 million charged to selling, general and administrative and $0.1 million charged to interest expense.

(g)	$7.2 million and $3.8 million of income in the second quarter of 2011 and 2010 GAAP results, respectively, recorded in connection with fair value adjustments to acquisition-related contingent consideration obligations in accordance with ASC 805, Business Combinations.

(h)	Interest expense of $29.9 million recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility and related interest rate swap agreement.

(i)	Amortization expense of $34.0 thousand ($26.0 thousand, net of tax) and $1.0 million ($0.8 million, net of tax) in the second quarter of 2011 and 2010 GAAP results, respectively.

(j)	A write-off in the amount of $0.7 million ($0.5 million, net of tax) during the second quarter of 2010 relating to inventory write-ups attributable to operating results of non-controlling interests.

(k)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g) and (h).

(l)	For the three months ended June 30, 2011 and 2010, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(m)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended June 30, 2011, on an adjusted cash basis, were dilutive shares consisting of 1,385,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 112,000 potentially issuable shares of common stock associated with contingent consideration arrangements, 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities and 116,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. Potential dilutive shares consisting of 10,637,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock were not included in the calculation of net income per common share , on an adjusted cash basis, for the three months ended June 30, 2011, because inclusion thereof would be antidilutive. The diluted net income per common share calculation for the three months ended June 30, 2011, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $0.7 million and the add back of interest expense related to the ACON Second Territory Business of $24.0 thousand resulting in net income available to common stockholders of $41.9 million for the three months ended June 30, 2011.

(n)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended June 30, 2010, on an adjusted cash basis, were dilutive shares consisting of 1,510,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,542,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 615,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the three months ended June 30, 2010, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $0.7 million, the add back of $6.0 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.1 million resulting in net income available to common stockholders of $58.0 million for the three months ended June 30, 2010.

(o)	Non-cash income allocated to net income available to common stockholders as a result of repurchases of preferred shares during the second quarter of 2011.

Alere Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Six Months Ended June 30, 2011						Six Months Ended June 30, 2010
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash				Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)
Net product sales and services revenue	$1,137,175		$—		$1,137,175		$1,026,285		$—		$1,026,285
License and royalty revenue	12,474		—		12,474		11,929		—		11,929

Net revenue	1,149,649		—		1,149,649		1,038,214		—		1,038,214
Cost of net revenue	550,714		(37,195)	(b) (c) (d)	513,519		492,259		(41,013)	(b) (c) (d) (e)	451,246

Gross profit	598,935		37,195		636,130		545,955		41,013		586,968

Gross margin	52%				55%		53%				57%

Operating expenses:
Research and development	77,890		(12,267)	(b) (c) (d)	65,623		63,753		(6,461)	(b) (c) (d)	57,292
Selling, general and administrative	473,986		(133,573)	(b) (c) (d) (f) (g)	340,413		431,434		(131,835)	(b) (c) (d) (f) (g)	299,599

Total operating expenses	551,876		(145,840)		406,036		495,187		(138,296)		356,891

Operating income	47,059		183,035		230,094		50,768		179,309		230,077
Interest and other income (expense), net	(104,094)		31,935	(c) (h) (i)	(72,159)		(59,585)		456	(c) (f)	(59,129)

Income (loss) from continuing operations before provision (benefit) for income taxes	(57,035)		214,970		157,935		(8,817)		179,765		170,948
Provision (benefit) for income taxes	(47,066)		98,440	(m)	51,374		(797)		58,718	(m)	57,921

Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	(9,969)		116,530		106,561		(8,020)		121,047		113,027
Equity earnings of unconsolidated entities, net of tax	804		770	(b) (c)	1,574		8,257		1,816	(b) (c)	10,073

Income (loss) from continuing operations	(9,165)		117,300		108,135		237		122,863		123,100
Income from discontinued operations, net of tax	—		—		—		11,911		167	(j)	12,078

Net income (loss)	(9,165)		117,300		108,135		12,148		123,030		135,178
Less: Net income (loss) attributable to non-controlling interests, net of tax	22		33	(k)	55		(327)		2,763	(k) (l)	2,436

Net income (loss) attributable to Alere Inc. and Subsidiaries	$(9,187)		$117,267		$108,080		$12,475		$120,267		$132,742

Preferred stock dividends	$(11,324)		$—		$(11,324)		$(11,837)		$—		$(11,837)
Preferred stock repurchase	$23,936		$(23,936)	(r)	$—		$—		$—		$—

Net income available to common stockholders	$3,425				$96,756		$638				$120,905

Basic net income (loss) per common share attributable to Alere Inc. and Subsidiaries:
Basic income (loss) per common share from continuing operations	$0.04				$1.13		$(0.13)				$1.30
Basic income (loss) per common share from discontinued operations	$—				$—		$0.14				$0.14

Basic net income (loss) per common share	$0.04				$1.13		$0.01				$1.44

Diluted net income (loss) per common share attributable to Alere Inc. and Subsidiaries:
Diluted income (loss) per common share from continuing operations	$0.04	(n)			$1.08	(p)	$(0.13)	(o)			$1.21	(q)
Diluted income (loss) per common share from discontinued operations	$—	(n)			$—	(p)	$0.14	(o)			$0.12	(q)

Diluted net income (loss) per common share	$0.04	(n)			$1.08	(p)	$0.01	(o)			$1.33	(q)

Weighted average common shares — basic	85,536				85,536		84,001				84,001

Weighted average common shares — diluted	87,032	(n)			101,566	(p)	84,001	(o)			101,311	(q)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $157.5 million and $146.3 million in the first six months of 2011 and 2010 GAAP results, respectively, including $34.2 million and $30.6 million charged to cost of sales, $9.7 million and $2.4 million charged to research and development, $113.2 million and

$112.9 million charged to selling, general and administrative, with $0.4 million and $0.4 million charged through equity earnings of unconsolidated entities, net of tax during each of the respective periods.

(c)	Restructuring charges associated with the decision to close facilities of $16.9 million and $15.0 million in the first six months of 2011 and 2010 GAAP results, respectively. The $16.9 million charge for the six months ended June 30, 2011 included $2.2 million charged to cost of sales, $0.4 million charged to research and development, $13.9 million charged to selling, general and administrative expense, $0.1 million charged to interest expense and $0.3 million charged through equity earnings of unconsolidated entities, net of tax. The $15.0 million charge for the six months ended June 30, 2010 included $4.0 million charged to cost of sales, $0.2 million charged to research and development, $9.0 million charged to selling, general and administrative expense, $0.4 million charged to interest expense and $1.5 million charged through equity earnings of unconsolidated entities, net of tax.

(d)	Compensation costs of $12.0 million and $15.7 million associated with stock-based compensation expense for the first six months of 2011 and 2010 GAAP results, respectively, including $0.8 million and $0.8 million charged to cost of sales, $2.1 million and $3.9 million charged to research and development and $9.1 million and $11.0 million charged to selling, general and administrative, in the respective periods.

(e)	A write-off in the amount of $5.6 million during the first six months of 2010, relating to inventory write-ups recorded in connection with the acquisition of Standard Diagnostics, Inc. during the first quarter of 2010. (See also footnote l below.)

(f)	Acquisition-related costs in the amount of $3.3 million and $5.9 million in the first six months of 2011 and 2010 GAAP results, respectively, recorded in connection with ASC 805, Business Combinations. The $5.9 million of acquisition-related costs recorded during the six months ended June 30, 2010 included $5.8 million charged to selling, general and administrative and $0.1 million charged to interest expense.

(g)	$5.8 million and $6.9 million of income in the first six months of 2011 and 2010 GAAP results, respectively, recorded in connection with fair value adjustments to acquisition-related contingent consideration obligations in accordance with ASC 805, Business Combinations.

(h)	A $1.9 million realized foreign currency loss associated with the settlement of an acquisition-related contingent consideration obligation.

(i)	Interest expense of $29.9 million recorded in connection with fees paid for certain debt modifications and the termination of our senior secured credit facility and related interest rate swap agreement.

(j)	Expenses of $0.3 million ($0.2 million, net of tax) incurred in connection with the sale of our vitamins and nutritional supplements business. in the first six months of 2010.

(k)	Amortization expense of $43.0 thousand ($33.0 thousand, net of tax) and $1.9 million ($1.5 million, net of tax) in the first six months of 2011 and 2010 GAAP results, respectively.

(l)	A write-off in the amount of $1.7 million ($1.3 million, net of tax) in the first six months of 2010 relating to inventory write-ups attributable to operating results of non-controlling interests.

(m)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g), (h) and (i).

(n)	Included in the weighted average diluted common shares for the calculation of net income per common share on a GAAP basis for the six months ended June 30, 2011, are dilutive shares consisting of 1,384,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 112,000 potentially issuable shares of common stock associated with contingent consideration arrangements. Potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 116,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business and 10,821,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock were not included in the calculation of net income per common share on a GAAP basis for the six months ended June 30, 2011, because inclusion thereof would be antidilutive.

(o)	For the six months ended June 30, 2010, potential dilutive shares were not used in the calculation of diluted net income per common share under GAAP because inclusion thereof would be antidilutive.

(p)	Included in the weighted average diluted common shares for the calculation of net income per common share for the six months ended June 30, 2011, on an adjusted cash basis, were dilutive shares consisting of 1,384,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were dilutive shares consisting of 112,000 potentially issuable shares of common stock associated with contingent consideration arrangements. Also included were dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 10,981,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 116,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the six months ended June 30, 2011, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $1.4 million, the add back of $11.3 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $48.0 thousand resulting in net income available to common stockholders of $109.5 million for the six months ended June 30, 2011.

(q)	Included in the weighted average diluted common shares for the calculation of net income per common share for the six months ended June 30, 2010, on an adjusted cash basis, were dilutive shares consisting of 1,706,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,487,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 679,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the six months ended June 30, 2010, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $1.4 million, the add back of $11.8 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.3 million resulting in net income available to common stockholders of $134.4 million for the six months ended June 30, 2010.

(r)	Non-cash income allocated to net income available to common stockholders as a result of repurchases of preferred shares during the first six months of 2011.

Alere Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	June 30,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$556,662	$401,306
Restricted cash	2,547	2,581
Marketable securities	1,177	2,094
Accounts receivable, net	406,002	397,148
Inventories, net	268,346	257,720
Prepaid expenses and other current assets	202,588	133,408

Total current assets	1,437,322	1,194,257

PROPERTY, PLANT AND EQUIPMENT, NET	421,888	390,510
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,539,757	4,567,064
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	206,484	178,543

Total assets	$6,605,451	$6,330,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$39,374	$19,017
Current portion of deferred gain on joint venture	288,784	288,378
Other current liabilities	471,262	475,463

Total current liabilities	799,420	782,858

LONG-TERM LIABILITIES:
Notes payable, net of current portion	2,733,668	2,379,968
Deferred tax liability	385,767	420,166
Other long-term liabilities	137,587	169,656

Total long-term liabilities	3,257,022	2,969,790

TOTAL EQUITY	2,549,009	2,577,726

Total liabilities and equity	$6,605,451	$6,330,374